Exhibit 4.2

TWELFTH SUPPLEMENTAL INDENTURE

Dated as of April 10, 2019

Supplementing that Certain

INDENTURE

Dated as of August 20, 2009

Among

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.,

THE GUARANTOR PARTIES HERETO

and

THE BANK OF NEW YORK MELLON,

as Trustee

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Paying Agent

1.500% Senior Notes due 2029

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ii

This Twelfth Supplemental Indenture, dated as of April 10, 2019 (the “Twelfth Supplemental Indenture”), among Blackstone Holdings Finance Co. L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware, having its principal office at 345 Park Avenue, New York, New York 10154 (the “Company”), the Guarantors party hereto, The Bank of New York Mellon, a New York banking corporation, as Trustee under the Base Indenture (as hereinafter defined) and hereunder (the “Trustee”), and The Bank of New York Mellon, London Branch (until such time as a successor may be appointed by the Company), as paying agent (the “Paying Agent”), supplements that certain Indenture, dated as of August 20, 2009, among the Company, the Guarantors named therein and the Trustee (the “Base Indenture” and subject to Section 1.3 hereof, together with this Twelfth Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company and the Guarantors have heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Company’s senior unsecured debt securities (herein and in the Base Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Sections 201 and 301 of the Base Indenture, and the Guarantees thereof by the Guarantors;

Sections 901(9) and 901(12) of the Base Indenture provide, among other things, that the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture for, among other things, the purposes of (a) establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture and (b) adding to or changing any of the provisions to the Base Indenture in certain circumstances;

The Company desires to create a series of Securities designated as its “1.500% Senior Notes due 2029” pursuant to the terms of this Twelfth Supplemental Indenture;

The Company has duly authorized the execution and delivery of this Twelfth Supplemental Indenture and the Notes to be issued from time to time, as provided for in the Indenture;

With respect to the Notes, the Company wishes to appoint the Paying Agent, as set forth above, upon the terms and subject to the conditions set forth herein;

Each Guarantor has duly authorized its Guarantee of the Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Twelfth Supplemental Indenture;

All things necessary have been done to make this Twelfth Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered under the Indenture and duly issued by the Company, the valid and legally binding obligations of the Company; and

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All things necessary have been done to make the Guarantees, upon execution and delivery of this Twelfth Supplemental Indenture, the valid and legally binding obligations of each Guarantor and to make this Twelfth Supplemental Indenture a valid and legally binding agreement of each Guarantor, in accordance with its terms.

ARTICLE I

Issuance of Securities

SECTION 1.1. Issuance of Notes; Principal Amount; Maturity; Title.

(1) On April 10, 2019, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, the Initial Notes substantially in the form set forth in Section 3.2 below, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this Twelfth Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Notes, as evidenced by the execution of such Notes.

(2) The Initial Notes to be issued pursuant to the Indenture shall be issued in the aggregate principal amount of €600,000,000 and shall mature on April 10, 2029 (the “Stated Maturity”), unless the Notes are redeemed prior to that date as described in Section 5.1. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed €600,000,000, except for Notes issued, authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered. The Company may, without the consent of the Holders, issue additional Notes hereunder as part of the same series and on the same terms and conditions (and having the same Guarantors) and with the same CUSIP numbers, ISIN numbers and Common Codes as the Initial Notes, but such additional Notes may be offered at a different offering price or have a different issue date, initial interest accrual or initial interest payment date (“Additional Notes”); provided that if any Additional Notes are issued at a price that causes such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the United States Internal Revenue Code of 1986, as amended, and regulations of the United States Department of Treasury thereunder (the “Code”), such Additional Notes shall not have the same CUSIP number, ISIN number or Common Code as the Initial Notes.

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(3) The Notes shall be issued only in fully registered form without coupons in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

(4) Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Company hereby creates a series of Securities designated as the “1.500% Senior Notes due 2029” of the Company (as amended or supplemented from time to time, that are issued under the Indenture, including both the Initial Notes and the Additional Notes, if any, the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Base Indenture.

SECTION 1.2. Form of Payment.

(1) Interest on a Note will accrue at the per annum rate of 1.500% (the “Note Interest Rate”), from and including the date specified on the face of such Note to, but excluding, the date on which the principal thereof is paid, deemed paid, or made available for payment and, in each case, will be computed by the Company on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or April 10, 2019 if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

(2) The Company shall pay interest on the Notes annually in arrears on April 10 of each year (each, an “Interest Payment Date”), commencing April 10, 2020.

(3) Interest shall be paid on each Interest Payment Date to the registered Holders of the Notes at the close of business on the Regular Record Date.

(4) Principal of, the Redemption Price (if any), and interest and additional amounts (if any), on the Notes, will be payable in euro, provided, that if on or after the date of Company’s offering memorandum, dated April 2, 2019, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date, or in the event The Wall Street Journal has not published such exchange rate, such rate as determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an

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Event of Default under the Notes or the Indenture. Neither the Trustee nor any Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Any reference elsewhere in this Twelfth Supplemental Indenture or the Notes to payments being made in euro notwithstanding shall be made in U.S. dollars to the extent set forth in this Section 1.2(4).

(5) Amounts due on the Stated Maturity or earlier Redemption Date of the Notes will be payable at the corporate trust office of the Paying Agent, initially at One Canada Square, London E14 5AL. The Company shall make payments of principal, premium, if any, and interest or the Repurchase Price in connection with a Change of Control Repurchase Event in respect of the Notes in book-entry form to the Paying Agent in immediately available funds, while disbursement of such payments to owners of beneficial interests in Notes in book-entry form will be made in accordance with the procedures of the Paying Agent in effect from time to time. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company shall be required to maintain a Paying Agent in each Place of Payment for the Notes. Neither the Company nor the Trustee shall impose any service charge for any transfer or exchange of a Note. However, the Company may require Holders of the Notes to pay any taxes or other governmental charges in connection with a transfer or exchange of Notes.

(6) If any Interest Payment Date, Stated Maturity, or earlier Redemption Date or Repurchase Price Payment Date falls on a day that is not a Business Day, the Company shall make the required payment of principal, premium, if any, and/or interest or Repurchase Price in connection with a Change of Control Repurchase Event on the next succeeding Business Day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, Stated Maturity or earlier Redemption Date or Repurchase Price Payment Date, as the case may be, to such next succeeding Business Day.

SECTION 1.3. Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Twelfth Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Twelfth Supplemental Indenture, the provisions of this Twelfth Supplemental Indenture will govern and be controlling.

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ARTICLE II

Definitions and Other Provisions of General Application

SECTION 2.1. Definitions.

For all purposes of this Twelfth Supplemental Indenture (except as herein otherwise expressly provided or unless the context of this Twelfth Supplemental Indenture otherwise requires):

(1) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Twelfth Supplemental Indenture;

(2) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Twelfth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(3) “including” means including without limitation;

(4) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Twelfth Supplemental Indenture.

The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this Twelfth Supplemental Indenture otherwise requires) for all purposes of this Twelfth Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.1. All other terms used in this Twelfth Supplemental Indenture that are defined in the Base Indenture, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Twelfth Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture, as in force at the date of this Twelfth Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this Twelfth Supplemental Indenture shall have the meaning assigned to such term in this Twelfth Supplemental Indenture.

“Additional Notes” has the meaning specified in Section 1.1(2).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

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“Base Indenture” has the meaning specified in the preamble hereto.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered in respect of a Change of Control and the Notes are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60 day period the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Bund Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Company or the Independent Investment Banker.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any repurchase price of, the Notes are payable.

“Change of Control” means the occurrence of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Credit Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than to a Continuing Blackstone Entity; or

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Blackstone Entity, becomes (A) the

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beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a controlling interest in (i) the Partnership or (ii) one or more Guarantors comprising all or substantially all of the assets of the Credit Group and (B) entitled to receive a Majority Economic Interest in connection with such transaction.

“Change of Control Offer” has the meaning specified in Section 6.2(1).

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, S.A., as currently in effect or any successor securities clearing agency.

“Code” has the meaning specified in Section 1.1(2).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Company” has the meaning specified in the preamble hereto.

“Continuing Blackstone Entity” means any entity that, immediately prior to and immediately following any relevant date of determination, is directly or indirectly controlled by one or more senior managing directors or other personnel of the Partnership who, as of any date of determination (i) each has devoted substantially all of his or her business and professional time to the activities of the Credit Parties and/or their Subsidiaries during the 12-month period immediately preceding such date and (ii) directly or indirectly controls a majority of the general partner interests (or other similar interests) in the Partnership or any successor entity.

“Corporate Trust Office” means the principal office of the Trustee at which, at any particular time, its corporate trust business shall be conducted, which office is located as of the date of this Twelfth Supplemental Indenture at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, Attention: Corporate Trust Division—Corporate Finance Unit, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Covenant Defeasance” has the meaning specified in Section 8.1.

“Credit Parties” means the Company and the Guarantors.

“DTC” means The Depository Trust Company, a New York corporation.

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“euro” or “€” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system or any successor clearing agency.

“European Government Obligations” means any security which has received an investment grade rating from two rating agencies, and is (1) a direct obligation of any member state of the European Union, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.

“European Union” means the member states of the European Union established by the Treaty on European Union, signed at Maastricht on February 7, 1992, which amended the Treaty of Rome establishing the European Community.

“Event of Default” has the meaning specified in Section 4.1.

“FATCA” has the meaning specified in Section 5.3.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Indenture” has the meaning specified in the preamble hereto.

“Independent Investment Banker” means one of the Reference Bond Dealers appointed by the Company.

“Initial Notes” means Notes in an aggregate principal amount of €600,000,000, initially issued under this Twelfth Supplemental Indenture in accordance with Section 1.1(2).

“Interest Payment Date” has the meaning specified in Section 1.2(2).

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or partner allocations (whether such right or entitlement results from the ownership of partner or other equity interests, securities, instruments or agreements of any kind) made to all holders of partner or other equity interests in the Credit Group (other than entities within the Credit Group).

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“Twelfth Supplemental Indenture” has the meaning specified in the preamble hereto.

“Note Interest Rate” has the meaning specified in Section 1.2(1).

“Notes” has the meaning specified in Section 1.1(4).

“Permitted Liens” means (a) liens on voting stock or profit participating equity interests of any Subsidiary existing at the time such entity becomes a direct or indirect Subsidiary of the Partnership or is merged into a direct or indirect Subsidiary of the Partnership (provided such liens are not created or incurred in connection with such transaction and do not extend to any other Subsidiary), and (b) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith and (c) other liens of a similar nature as those described above.

“Rating Agency” means:

(1)	each of Fitch and S&P; and

(2)

if either of Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Fitch or S&P, or both, as the case may be.

“Reference Bond” means, in relation to any Bund Rate calculation, a German government bond whose maturity is closest to the maturity of the Notes, or if the Company or the Independent Investment Banker considers that such similar bond is not in issue, such other German government bond as the Company or the Independent Investment Banker, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or the Independent Investment Banker, determine to be appropriate for determining the Bund Rate.

“Reference Bond Dealer” means (A) each of Citigroup Global Markets Limited, Merrill Lynch International and Morgan Stanley & Co. International plc (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (B) any other broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”) selected by the Company.

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“Registrar” means the Security Registrar for the Notes, which shall initially be The Bank of New York Mellon, or any successor entity thereof, subject to replacement as set forth in the Base Indenture.

“Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the March 15 prior to the relevant Interest Payment Date (whether or not a Business Day).

“Repurchase Price” has the meaning specified in Section 6.2(1).

“Repurchase Price Payment Date” has the meaning specified in Section 6.2(3)(iii).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor thereto.

“Trustee” has the meaning specified in the preamble hereto.

“U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

ARTICLE III

Security Forms

SECTION 3.1. Form Generally.

(1) The Notes shall be in substantially the form set forth in Section 3.2 of this Article III, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this Twelfth Supplemental Indenture, and may

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have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistent herewith, be determined by the Officer executing such Notes, as evidenced by the execution thereof. All Notes shall be in fully registered form.

(2) The Notes shall be printed or may be produced in any other manner, all as determined by the Officer of the Company executing such Notes, as evidenced by the execution of such Notes.

(3) Upon their original issuance, the Notes shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons. Each such Global Security shall be duly executed by the Company, authenticated and delivered by the Trustee and shall be registered in the name of the Common Depositary, or its nominee, and deposited with the Common Depositary. Beneficial interests in the Global Securities will be shown on, and transfers will only be made only through, records maintained by Clearstream and the Euroclear and their participants.

SECTION 3.2. Form of Note.

[FORM OF FACE OF NOTE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY SOLD PURSUANT TO RULE 144A UNDER THE SECURITIES ACT:

THIS SECURITY (INCLUDING THE RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH BLACKSTONE HOLDINGS FINANCE CO. L.L.C. OR ANY AFFILIATE OF BLACKSTONE HOLDINGS FINANCE CO. L.L.C.

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WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO BLACKSTONE HOLDINGS FINANCE CO. L.L.C. OR THE BLACKSTONE GROUP L.P., BLACKSTONE HOLDINGS I L.P., BLACKSTONE HOLDINGS AI L.P., BLACKSTONE HOLDINGS II L.P., BLACKSTONE HOLDINGS III L.P. OR BLACKSTONE HOLDINGS IV L.P. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO BLACKSTONE HOLDINGS FINANCE CO. L.L.C.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY SOLD PURSUANT TO REGULATION S UNDER THE SECURITIES ACT:

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THIS SECURITY (INCLUDING THE RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH BLACKSTONE HOLDINGS FINANCE CO. L.L.C. OR ANY AFFILIATE OF BLACKSTONE HOLDINGS FINANCE CO. L.L.C. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO BLACKSTONE HOLDINGS FINANCE CO. L.L.C. OR THE BLACKSTONE GROUP L.P., BLACKSTONE HOLDINGS I L.P., BLACKSTONE HOLDINGS AI L.P., BLACKSTONE HOLDINGS II L.P., BLACKSTONE HOLDINGS III L.P. OR BLACKSTONE HOLDINGS IV L.P. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL

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AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO BLACKSTONE HOLDINGS FINANCE CO. L.L.C.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[THE FOLLOWING ADDITIONAL LEGEND SHALL APPEAR ON THE FACE OF EACH TEMPORARY GLOBAL SECURITY SOLD PURSUANT TO REGULATION S UNDER THE SECURITIES ACT:

THIS SECURITY (INCLUDING THE RELATED GUARANTEES) IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL SECURITIES OTHER THAN A PERMANENT GLOBAL SECURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

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[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY FOR WHICH THE BANK OF NEW YORK MELLON IS TO BE THE COMMON DEPOSITARY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.]

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.

1.500% SENIOR NOTE DUE 2029

No. _______	Principal Amount (EURO) €_______
ISIN. _______
Common Code. _______

Blackstone Holdings Finance Co. L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Twelfth Supplemental Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of                euro (€                ) [Include for Global Security: as increased or decreased by the Schedule of Increases or Decreases In the Global Note attached hereto] on April 10, 2029 and to pay interest thereon, from April 10, 2019, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be April 10 of each year, commencing April 10, 2020, at the per annum rate of 1.500%, or as such rate may be adjusted pursuant to the terms hereof, per annum (the “Note Interest Rate”), until the principal hereof is paid or made available for payment.

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The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Twelfth Supplemental Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 prior to the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Twelfth Supplemental Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Twelfth Supplemental Indenture. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or April 10, 2019 if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control Repurchase Event will be made at the corporate trust office of the Paying Agent, in euro European Union as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Securities, the Company will make such payments by wire transfer of immediately available funds to The Bank of New York Depositary (Nominees) Limited, as Common Depository and registered owner of the Global Securities. With respect to certificated Notes, the Company will make such payments by wire transfer of immediately available funds to each Holder of an aggregate principal amount of Notes in excess of €5,000,000 that has furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date to the applicable euro account designated by each such Holder in such instructions. If a Holder of a certificated Note (i) does not furnish such wire instructions as provided in the preceding sentence or (ii) holds €5,000,000 or less aggregate principal amount of Notes, the Company will make such payments by mailing a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.

By:	Blackstone Holdings I L.P., its sole member

By:	Blackstone Holdings I/II GP Inc., its general partner

By:
Name:
Title:

Attest:

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: April 10, 2019

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF NOTE]

Indenture. This Note is one of a duly authorized issue of securities of the Company designated as its “1.500% Senior Notes due 2029” (herein called the “Notes”), issued under a Twelfth Supplemental Indenture, dated as of April 10, 2019 (the “Twelfth Supplemental Indenture”), among the Company, the Guarantors, The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee) and The Bank of New York Mellon, London Branch, as Paying Agent (herein called the “Paying Agent”), to an indenture, dated as of August 20, 2009 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture” and herein with the Twelfth Supplemental Indenture, collectively, the “Indenture”), among the Company, the Guarantors and the Trustee, to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Paying Agent, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed €600,000,000 in aggregate principal amount, except for, or in lieu of, other Notes of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered. The Twelfth Supplemental Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

Optional Redemption. Prior to January 10, 2029, the Company may at its option at any time or from time to time redeem all or a part of the Notes upon not more than 60 nor less than 30 days prior notice, at a redemption price in cash equal to the greater of (i) 100% of the aggregate principal amount of any Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on any Notes being redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at a rate equal to the applicable Bund Rate plus 25 basis points, plus in each case accrued and unpaid interest thereon to, but excluding, the Redemption Date. On or after January 10, 2029, the Company may at its option at any time or from time to time redeem all or a part of the Notes upon not more than 60 nor less than 30 days prior notice, at a redemption price in cash equal to 100% of the aggregate principal amount of any Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Redemption for Tax Reasons. At any time prior to Stated Maturity, the Company may at its option redeem all, but not in part, of the Notes upon not more than 60 nor less than 30 days prior notice, at a redemption price in cash equal to 100% of their principal amount, together

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with accrued and unpaid interest on the Notes to, but not including, the Redemption Date if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision of or taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the Company’s offering memorandum, dated April 2, 2019, the Company has become or, based upon a written opinion of independent counsel selected by the Company, there is a substantial probability that the Company will become, obligated to pay additional amounts as described in Section 5.3 of the Twelfth Supplemental Indenture with respect to the Notes.

Change of Control Repurchase Event. In the event of a Change of Control Repurchase Event, unless the Company has exercised its option to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest, if any, pursuant to the provisions of Section 6.2 of the Twelfth Supplemental Indenture.

Global Security. If this Note is a Global Security, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no direction inconsistent with such written request has been given to the Trustee during

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such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed herein.

Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations

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and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

Guarantee. As expressly set forth in the Base Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Base Indenture.

Governing Law. THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)

TEN ENT (= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE *

The following increases or decreases in the principal amount of this Global Note have been made:

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Date of Increase or Decrease	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

ARTICLE IV

Remedies

SECTION 4.1. Events of Default.

“Event of Default” means, wherever used herein with respect to the Notes, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) an Event of Default pursuant to Section 501 of the Base Indenture; or

(2) the Company’s failure to pay the Repurchase Price when due in connection with a Change of Control Repurchase Event.

SECTION 4.2. Waiver of Past Defaults.

Section 512 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 512 in the Base Indenture shall instead be deemed to refer to this Section 4.2.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder with respect to the Notes and its consequences, except a default

(1) in the payment of the principal of or premium, if any, or interest on any Note or the Repurchase Price in connection with a Change of Control Repurchase Event; or

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(2) in respect of a covenant or provision hereof or of the Base Indenture which under Article VII hereof or under Article IX of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Twelfth Supplemental Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE V

Redemption of Securities

SECTION 5.1. Optional Redemption.

(1) Prior to January 10, 2029, the Notes will be redeemable in whole or in part, at the Company’s option at any time and from time to time, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of any Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on any Notes being redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at a rate equal to the applicable Bund Rate plus 25 basis points, plus in each case accrued and unpaid interest thereon to, but excluding, the Redemption Date. On or after January 10, 2029, the Company may at its option at any time or from time to time redeem all or a part of the Notes upon not more than 60 nor less than 30 days prior notice, at a redemption price in cash equal to 100% of the aggregate principal amount of any Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(2) Notes of €100,000 or less cannot be redeemed in part.

(3) Paragraph one of Section 1103 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to paragraph one of Section 1103 in the Base Indenture shall instead be deemed to refer to this Section 5.1(3).

If less than all the Notes series are to be redeemed, the Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date. If such Notes are global notes, the Notes to be redeemed shall be selected by Euroclear or Clearstream in accordance with the Applicable Procedures and if such Notes are not global notes then held by Euroclear or Clearstream, the Notes to be redeemed shall be selected by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, including by lot or pro rata, and which may provide for the selection for redemption of a portion of the principal amount of any Note; provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note. In addition, if the Notes are listed on any securities exchange, Euroclear or Clearstream or the Trustee, as applicable, shall select Notes in compliance with the requirements of the principal securities exchange on which the Notes are listed.

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(4) Section 1105 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 1105 in the Base Indenture shall instead be deemed to refer to this Section 5.1(5).

By no later than 11:00 a.m. (London time) on any Redemption Date, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if any of the Credit Parties is acting as Paying Agent, such Credit Party will segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or as herein otherwise expressly provided) accrued interest on, all the Notes which are to be redeemed on the Redemption Date, other than the Notes or portions of the Notes called for redemption which are owned by any of the Credit Parties and have been delivered by such Credit Party to the Trustee for cancellation. In addition, upon receipt of a written request from the Company, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Notes to be redeemed.

If any Note called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in the last paragraph of Section 307 of the Base Indenture or in the terms of such Note) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 5.2. Redemption for Tax Reasons.

The Notes will be redeemable in whole, but not in part, at the Company’s option on not more than 60 days’ notice and not less than 30 days’ notice, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest on the Notes to, but not including, the Redemption Date if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision of or taxing authority in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the Company’s offering memorandum, dated April 2, 2019, the Company has become or, based upon a written opinion of independent counsel selected by the Company, there is a substantial probability that the Company will become, obligated to pay additional amounts as described in Section 5.3 with respect to the Notes.

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SECTION 5.3. Additional Amounts.

(1) All payments of principal and interest in respect of the Notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law. In the event any withholding or deduction on payments in respect of the Notes for or on account of any present or future tax, assessment or other governmental charge is required by the United States or any political subdivision or taxing authority thereof or therein, the Company will pay such additional amounts on the Notes as will result in receipt by each beneficial owner of a Note that is not a U.S. Person of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. The Company will not be required, however, to make any payment of additional amounts for or on account of:

(i) any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of a Note or the receipt of payments in respect of such Note) between a Holder of a Note (or the beneficial owner for whose benefit such Holder holds such Note), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that Holder or beneficial owner (if that Holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including that Holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (2) the presentation of a Note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(ii) any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

(iii) any tax, assessment or other governmental charge imposed by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding or deducting from payment of principal of or premium, if any, or interest on such Notes;

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(v) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of and premium, if any, or interest on any Note if that payment can be made without withholding by any other Paying Agent;

(vi) any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any Holder of Notes to comply with a request to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any Holder of the Notes that such beneficial owner or Holder is legally able to deliver (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(vii) any tax, assessment or other governmental charge imposed on interest received by (1) a 10-percent shareholder (as defined in Section 871(h)(3)(B) of the Code) of the Company, (2) a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner’s status as described in clauses (1) through (3) of this clause (vii);

(viii) any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable) (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(ix) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above.

(2) In addition, the Company will not be required to make any payment of additional amounts to any beneficial owner or Holder of Notes who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those Notes.

(3) In this Section 5.3, “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

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(4) Any reference in this Twelfth Supplemental Indenture, or in any Note, to any amounts in respect of the Notes shall be deemed to also refer to any additional amounts that may be payable under this Section 5.3 to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

ARTICLE VI

Particular Covenants

SECTION 6.1. Liens.

The Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective Subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Subsidiaries, without providing that the Notes (together with, if the Credit Parties shall so determine, any other indebtedness of, or guarantee by, the Credit Parties ranking equally with the Notes and existing as of the closing of the offering of the Notes or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities for so long as such other indebtedness is so secured. This Section 6.1 shall not limit the ability of the Credit Parties or their Subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of the Credit Parties and their respective Subsidiaries.

SECTION 6.2. Obligation to Offer to Repurchase Upon a Change of Control Repurchase Event.

(1) If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Article V, the Company shall make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of purchase (the “Repurchase Price”).

(2) In connection with any Change of Control related to a Change of Control Repurchase Event and any particular reduction in the rating on the Notes, the Company shall request from the Rating Agencies each such Rating Agency’s written confirmation that such

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reduction in the rating on the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event). The Company shall promptly deliver an officers’ certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

(3) Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall give notice to each Holder of Notes, with a written copy to the Trustee. Such notice shall state:

(i) a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii) that the Change of Control Offer is being made pursuant to this Section 6.2;

(iii) the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and

(iv) if the notice is given prior to the date of consummation of the Change of Control, a statement that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(4) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(5) On the Repurchase Price Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer on the Repurchase Price Payment Date;

(ii) deposit with the Paying Agent an amount equal to the Repurchase Price in respect of all Notes or portions of Notes properly tendered; and

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(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Repurchase Price for such Notes, and the Trustee shall promptly authenticate (if applicable) and deliver (or cause to be transferred by book-entry) to each Holder of Notes properly tendered a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of €100,000 or any integral multiple of €1,000 in excess thereof.

(6) Notwithstanding the foregoing, the Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (i) a third party makes such an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer or (ii) the Company has given written notice of a redemption as provided under Section 1104 of the Base Indenture; provided that the Company has not failed to pay the Redemption Price on the Redemption Date.

SECTION 6.3. Financial Reports

Section 704 of the Base Indenture shall apply to the reports, information, and documents delivered under this Section 6.3.

(1) For so long as the Partnership is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide (or cause its Affiliates to provide) to the Trustee, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), within 15 days after the Partnership files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Partnership may file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. The Trustee may conclusively presume, and shall incur no liability in such presumption, that the Partnership has not filed any such reports, information, documents and other reports with the Commission that are not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system) unless and until it shall have received written notice from the Company to the contrary.

(2) For so long as any of the Notes remain Outstanding, the Company shall, or shall cause its Affiliates to, furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), such information for the Partnership (as if such rule

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applied to it); provided, however, that if any time the Partnership no longer directly or indirectly controls the Credit Parties or guarantees the Notes, such information shall be provided for either (i) the Credit Parties on a combined and consolidated basis and taken as a whole or (ii) any Person that directly or indirectly controls the Credit Parties and guarantees the Notes (in each case, as if such rule applied to such Person). The Company shall, or shall cause its Affiliates to, make the above information and reports available to securities analysts and prospective investors upon request.

ARTICLE VII

Supplemental Indentures

SECTION 7.1. Supplemental Indentures without Consent of Holders of Notes.

For the purposes of the Base Indenture and this Twelfth Supplemental Indenture, no amendment to cure any ambiguity, defect or inconsistency in this Twelfth Supplemental Indenture, the Base Indenture or the Notes made solely to conform this Twelfth Supplemental Indenture, the Base Indenture or the Notes to the Description of the Notes contained in the Company’s offering memorandum, dated April 2, 2019, to the extent that such provision in the Description of the Notes was intended to be a verbatim recitation of a provision of this Twelfth Supplemental Indenture, the Base Indenture or the Notes, shall be deemed to adversely affect the interests of the Holders of any Notes.

SECTION 7.2. Supplemental Indentures with Consent of Holders of Notes.

Section 902 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 902 in the Base Indenture shall instead be deemed to refer to this Section 7.2.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for the Notes), by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Notes under the Indenture; provided, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note;

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(2) reduce the principal amount of any Note which would be due and payable at or upon a declaration of acceleration of the maturity thereof pursuant to Section 502 and 503 of the Base Indenture, or reduce the rate of or extend the time of payment of interest on any Note;

(3) reduce the Repurchase Price in connection with a Change of Control Repurchase Event;

(4) reduce any premium payable upon the redemption of or change the date on which any Note may or must be redeemed;

(5) change the coin or currency in which the principal of or premium, if any, or interest on any Note is payable;

(6) impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(7) reduce the percentage in principal amount of the Outstanding Notes the consent of whose Holders is required for modification or amendment of this Twelfth Supplemental Indenture or the Base Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Base Indenture or this Twelfth Supplemental Indenture or certain defaults thereunder and hereunder and their consequences) provided for in the Base Indenture and this Twelfth Supplemental Indenture;

(8) modify any of the provisions of this Section 7.2 or Section 512 or Section 1005 of the Base Indenture, except to increase any such percentage or to provide that certain other provisions of this Twelfth Supplemental Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in Section 902 and Section 1005 of the Base Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(7) of the Base Indenture;

(9) subordinate the Notes or any Guarantee of a Guarantor in respect thereof to any other obligation of the Company or such Guarantor;

(10) modify the terms of any Guarantee in a manner adverse to the Holders of the Notes; or

(11) modify clauses (1) through (10) above.

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It shall not be necessary for any Act of Holders under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all Notes, waive compliance with the Credit Parties’ covenants described under Sections 6.1, 6.2 and 6.3 of this Twelfth Supplemental Indenture and Article VIII of the Base Indenture.

ARTICLE VIII

Defeasance

SECTION 8.1. Covenant Defeasance.

Section 1303 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 1303 in the Base Indenture shall instead be deemed to refer to this Section 8.1.

Upon the Company’s exercise of its option, if any, to have this Section 8.1 applied to the Notes, or if this Section 8.1 shall otherwise apply to the Notes, (1) the Company and the Guarantors shall be released from their respective obligations and any covenants provided pursuant to Article VI of this Twelfth Supplemental Indenture and Section 301(18), Section 801, Section 901(1) or Section 901(12) and Article XIV of the Base Indenture for the benefit of the Holders of such Notes and (2) the occurrence of any event specified in Section 501(4) and Section 501(8) of the Base Indenture shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes and the related Guarantees as provided in this Section 8.1 on and after the date the conditions set forth in Section 1304 of the Base Indenture are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes and Guarantees, each of the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of the Base Indenture, this Twelfth Supplemental Indenture and such Notes and Guarantees shall be unaffected thereby.

SECTION 8.2. Conditions to Defeasance or Covenant Defeasance.

Section 1304(1) of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 1304(1) in the Base Indenture shall instead be deemed to refer to this Section 8.2.

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The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 of the Base Indenture and agrees to comply with the provisions of Article XIII of the Base Indenture applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Notes, (A) money in an amount, or (B) European Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and premium, if any, and interest on such Notes on the respective Stated Maturities, in accordance with the terms of the Indenture and such Notes.

SECTION 8.3. Deposited Money and European Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Section 1305 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 1305 in the Base Indenture shall instead be deemed to refer to this Section 8.3.

Subject to the provisions of the last paragraph of Section 1003 of the Base Indenture, all money and European Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1305 and 1306 of the Base Indenture, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 of the Base Indenture in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the European Government Obligations deposited pursuant to Section 1304 of the Base Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

Anything in Article XIII of the Base Indenture to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or European Government Obligations held by it as provided in Section 1304 of the Base Indenture with respect to any Notes which are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

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SECTION 8.4. Reinstatement.

Section 1306 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 1306 in the Base Indenture shall instead be deemed to refer to this Section 8.4.

If the Trustee or the Paying Agent is unable to apply any money in accordance with Article XIII of the Base Indenture with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the Indenture and such Notes and Guarantees from which the Company and the Guarantors have been discharged or released pursuant to Section 1302 or 1303 of the Base Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Article XIII of the Base Indenture with respect to such Notes and Guarantees, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 of the Base Indenture with respect to such Notes and Guarantees in accordance with Article XIII of the Base Indenture; provided, however, that (a) if the Company or the Guarantors makes any payment of principal of or premium, if any, or interest on any such Note following such reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights, if any, of the Holders of such Notes to receive such payment from the money so held in trust and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and European Government Obligations to the Company or the Guarantors, as the case may be, promptly after receiving a written request therefor at any time, if such reinstatement of the obligations of the Company or the Guarantors, as the case may be, has occurred and continues to be in effect.

SECTION 8.5. Funding with U.S. Government Obligations.

Notwithstanding anything otherwise to the contrary herein, to the extent that payments in respect of the Notes are required to be made in U.S. dollars in accordance with Section 1.2(4) of this Twelfth Supplemental Indenture, any reference to “European Government Obligations” in Section 8.2, 8.3 and 8.4 of this Twelfth Supplemental Indenture shall instead be deemed to refer to “U.S. Government Obligations.”

ARTICLE IX

Paying Agent

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SECTION 9.1. Appointment of Paying Agent.

(1) The Company hereby appoints The Bank of New York Mellon, London Branch, at its office specified in Section 1.2(5) of this Twelfth Supplemental Indenture as the paying agent solely in respect of the Notes upon the terms and conditions herein contained in this Article IX, and The Bank of New York Mellon, London Branch, accepts such appointment.

SECTION 9.2. Payment.

(1) In order to provide for all payments due on the Notes as the same shall become due, the Company (and if the Company fails to do so, then the Guarantors) shall cause to be paid to the Paying Agent, no later than 10:00 a.m. London time on the due date for the payment of each Note, at such bank as the Paying Agent shall previously have notified to the Company, immediately available funds sufficient to meet all payments due on such Notes.

(2) The Company hereby authorizes and directs the Paying Agent, from the amounts paid to it pursuant to this Section 9.2, to make or cause to be made all payments on the Notes in accordance with the terms thereof. Such payments shall be made to the Holder or Holders of Notes in accordance with the terms of the Notes, the provisions contained in this Article IX, and the procedures of Euroclear and Clearstream. All interest payments in respect of the Notes will be made by the Paying Agent on the relevant interest payment date (as set forth in the Note) to the Holders in whose names the Notes are registered at the close of business (in London) on the record date specified in the Notes next preceding the interest payment date or such other date as is provided in the Notes. So long as the Notes are represented by a single global certificate and registered in the name of a nominee of a common depositary for Euroclear and Clearstream, all interest payments on the Notes shall be made by the Paying Agent by wire transfer of immediately available funds in euro to such Holder.

(3) The Paying Agent, to the extent sufficient funds are available to it, will pay the principal amount of each Note and premium, if any, on the applicable maturity date or upon any redemption date with respect thereto, together with accrued and unpaid interest due at maturity or such redemption date, if any, upon presentation and surrender of such Note on or after the maturity date or redemption date thereof to the Paying Agent, or as specified in the Notes.

(4) If for any reason the amounts received by the Paying Agent are insufficient to satisfy all claims in respect of all payments then due on the Notes, the Paying Agent shall forthwith notify the Company and the Guarantors, and the Paying Agent shall not be obliged to pay any such claims until the Paying Agent has received the full amount of the monies then due and payable in respect of such Notes. If, however, the Paying Agent in its sole discretion shall make payment on the Notes on their maturity or redemption, or payments of interest or such other payments when otherwise due (it being understood that the Paying Agent shall have no obligation whatsoever to make any such payment) and the amount which should have been

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received is not received on such date, the Company (and if the Company fails to do so, then the Guarantors) agrees forthwith on demand to pay, or procure the payment of, to the Paying Agent, in addition to the amount which should have been paid hereunder, interest thereon from the day following the date when the amount unpaid should have been received under this Agreement to the date when such amount is actually received (inclusive) at a rate equal to the cost of the Paying Agent of funding such amount, as certified by the Paying Agent and expressed as a rate per annum.

(5) The Paying Agent hereby agrees that:

(i) it will hold all sums held by it as Paying Agent for the payment of the principal of or premium, if any, or interest on the Notes in trust for the benefit of the Holders of the Notes entitled thereto, or for the benefit of the Trustee, as the case may be, until such sums shall be paid out to such Holders or otherwise as provided in Section 9.2 (6) below and in the Indenture;

(ii) it will promptly give the Trustee notice of: (x) a Company deposit for the payment of principal of or premium, if any, or interest on the Notes, (y) any failure by the Company in the making of any deposit for the payment of principal of or premium, if any, or interest on the Notes that shall have become payable, and (z) any default by the Company in making any payment of the principal of or premium, if any, or interest on the Notes where the same shall be due and payable as provided in the Notes;

(iii) At any time after an Event of Default in respect of the Notes shall have occurred, the Paying Agent shall, if so required by notice in writing given by the Trustee to the Paying Agent: (y) thereafter, until otherwise instructed by the Trustee, act as agent of the Trustee under the terms of the Indenture; and/or (z) deliver all Notes and all sums, documents and records held by the Paying Agent in respect of the Notes to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any document or record which the Paying Agent is obliged not to release by any applicable law or regulation.

(6) Notwithstanding the foregoing:

(i) if any Note is presented or surrendered for payment to the Paying Agent and the Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, the Paying Agent shall as soon as is reasonably practicable notify the Company in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Company and has received the amount to be so paid; and

(ii) the Paying Agent shall cancel each Note against surrender of which it has made full payment and shall deliver each Note so cancelled by it to the Trustee.

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(7) In no event, shall the Paying Agent be obliged to make any payments hereunder if it has not received the full amount of any payment.

SECTION 9.3. Indemnity.

(1) The Company and each Guarantor, jointly and severally, shall indemnify and keep indemnified and hold harmless the Paying Agent (which for purposes of this Section 9.3 shall be deemed to include its officers, directors, employees and agents) against any losses, liabilities, costs, claims, expenses (including the fees and expenses of counsel as provided herein), actions or demands which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Article IX or in respect of the Company’s issue of Notes, except to the extent that they were incurred by the Paying Agent’s negligence, willful misconduct or bad faith. The Paying Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Paying Agent shall cooperate in the defense. The Paying Agent may have one separate counsel and the Company shall pay the reasonable and documented fees and expenses of such counsel. The Company need not pay for any settlement without its consent.

(2) The indemnity contained in this Section shall survive the termination or expiry of this Article IX and the resignation or removal of the Paying Agent.

SECTION 9.4. General.

(1) In acting under this Article IX, the Paying Agent shall not (a) be under any fiduciary duty towards any person, (b) be responsible for or liable in respect of the authorization, validity or legality of any Note amount paid by it hereunder (except to the extent that any such liability is determined by a court of competent jurisdiction to have resulted from the Paying Agent’s negligence, willful misconduct or bad faith), (c) be under any obligation towards any person other than the Trustee and Company or (d) assume any relationship of agency or trust for or with any Holder.

(2) The Paying Agent shall be entitled to treat the registered Holder of any Note as the absolute owner of such Note for all purposes and make payments thereon accordingly.

(3) The Paying Agent may exercise any of its rights or duties hereunder by or through agents or attorneys, and shall not be responsible for any misconduct thereof, provided such agent or attorney has been appointed with due care.

(4) The Paying Agent shall not exercise any lien, right of set-off or similar claim against any Holder of a Note in respect of moneys payable by it under this Article IX; however, should the Paying Agent elect to make a payment pursuant to Section 9.2(4), it shall be entitled to appropriate for its own account out of the funds received by it under Section 9.2 an amount equal to the amount so paid by it.

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(5) The Paying Agent may (at the reasonable expense of the Company) consult, on any matter concerning its duties hereunder, any legal adviser or other expert selected by it with due care and, with respect to the selection of other experts, in consultation with the Company, and the Paying Agent shall not be liable in respect of anything done, or omitted to be done in good faith in accordance with that adviser’s opinion. At any time, the Paying Agent may apply to any duly authorized representative of the Company for a written instruction, and shall not be liable for an action lawfully taken or omitted to be taken in accordance with such instruction. Notwithstanding anything to the contrary herein, in no event shall the Paying Agent be entitled to reimbursement of the expenses of such legal adviser or expert with respect to any matter arising from the Paying Agent’s negligence, willful misconduct or bad faith. The Paying Agent shall promptly notify the Company of any action taken or omitted by the Paying Agent in reliance upon such advice.

(6) The Paying Agent shall be entitled to rely, and shall not be liable in respect of anything done or suffered by it in reliance, on any notice, document, communication or information reasonably believed in good faith by it to be genuine and given by the Company, Company’s counsel, the Trustee or Trustee’s counsel.

(7) The Paying Agent shall be obliged to perform only such duties as are specifically set forth herein and in the Notes, and no implied duties or obligations shall be read into this Article IX or the Notes against the Paying Agent.

(8) The Paying Agent shall not be liable to account to the Company for any interest or other amounts in respect of funds received by it from the Company. Money held by the Paying Agent need not be segregated except as required by law.

(9) No section of this Article IX or the Notes shall require the Paying Agent to risk or expend its own funds, or to take any action which in its reasonable judgment would result in any expense or liability accruing to it.

(10) In no event will the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, severe loss or severe malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying Agent will use best reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(11) The Paying Agent shall have no duty to inquire as to the performance of the covenants of the Company, nor shall it be charged with knowledge of any default or Event of Default under the Indenture.

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(12) Notwithstanding any section of this Article IX to the contrary, the Paying Agent will not in any event be liable for special, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(13) The Paying Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, the Notes, with the same rights that it or they would have if it were not the Paying Agent, and may engage or be interested in any financial or other transaction with the Company as freely as if it were not the Paying Agent.

(14) The Paying Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear payment instructions from the Company in form reasonably satisfactory to the Paying Agent.

(15) The Company will supply the Paying Agent with the names, specimen signatures and direct dial phone numbers of its authorized persons as soon as practicable after the date hereof.

SECTION 9.5. Change of Paying Agent.

(1) Any time, other than on a day during the forty-five (45) day period preceding any payment date for the Company’s Notes, the Paying Agent may resign by giving at least forty-five (45) days’ prior written notice to the Company; and the Paying Agent’s agency shall be terminated and its duties shall cease upon expiration of such forty-five (45) days or such lesser period of time as shall be mutually agreeable to the Paying Agent and the Company. At any time, following at least forty-five (45) days’ prior written notice (or such lesser period of time as shall be mutually agreeable to the Paying Agent and the Company) from the Company, the Paying Agent may be removed from its agency. Such removal shall become effective upon the expiration of the forty-five (45) day or agreed lesser time period (provided that any such removal shall be immediate in case the Paying Agent shall be adjudicated bankrupt or insolvent), and upon payment to the Paying Agent of all amounts payable to it in connection with its agency. In such event, following payment in full of its fees and expenses, the Paying Agent shall deliver to the Company, or to the Company’s designated representative, all Notes (if any) and cash (if any) belonging to the Company and, at the Company’s reasonable expense, shall furnish to the Company, or to the Company’s designated representative, such information regarding the status of the Company’s outstanding Notes reasonably requested by the Company.

(2) Any corporation into which a Paying Agent may be merged or consolidated or any corporation resulting from any merger or consolidation to which such Paying Agent is a party or any corporation to which such Paying Agent shall sell or otherwise transfer all or substantially all of its corporate trust or agency assets shall on the date on which such merger, consolidation or transfer becomes effective, become the successor to such Paying Agent under this Article IX without the execution or filing of any paper or any further act on the part of the parties hereto; provided that such corporation complies with Section 9.4(3) of this Article IX and provides the information required by Section 9.8(1) of this Article IX.

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SECTION 9.6. Compensation, Fees and Expenses.

(1) The Company will pay to the Paying Agent the compensation, fees and expenses in respect of the Paying Agent’s services as separately agreed in writing with the Paying Agent.

(2) The Company will also pay all reasonable documented out-of-pocket expenses (including reasonable fees and legal expenses) incurred by the Paying Agent in connection with its services hereunder, together with any applicable value added tax and stamp, issue, or other documentary taxes and duties.

SECTION 9.7. Notices.

(1) Each notice or communication under this Article IX shall be made in writing, by fax or otherwise in accordance with this Section 9.7. Each communication or document to be delivered to any party under this Article IX shall be sent to that party at the fax number or address, and marked for the attention of the person (if any), from time to time designated by that party to the Paying Agent (or, in the case of the Paying Agent, by it to each other party) for the purpose of this Article IX. The initial telephone number, fax number, address and person so designated are:

in the case of the Company, at:

Blackstone Holdings Finance Co. L.L.C.,

345 Park Avenue

New York, NY 10154

Attention: Matthew Skurbe

Tel no: +212-583-5655

Fax no: +1-212-583-5749

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Joshua Ford Bonnie

Tel no: +1-212-455-3986

Fax no: +1-212-455-2502

in the case of the Paying Agent, to it at:

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The Bank of New York Mellon, London Branch

One Canada Square, London E14 5AL

Attention: Corporate Trust Administration

Tel no: +44 (0) 207 964 5028

Fax no: +44 (0) 207 964 2536

With a copy to:

The Bank of New York Mellon

500 Ross Street, 12th Floor

Pittsburgh, PA 15262

Attention: Corporate Trust

Fax no: +1-212-815-5366

(2) All notices under this Article IX shall be effective (if by fax) when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when delivered, except that a communication received outside normal business hours shall be deemed to be received on the next Business Day in the city in which the recipient is located.

SECTION 9.8. FATCA.

In order to assist the Trustee with its compliance with FATCA, the Company agrees (i) to provide the Trustee and any Paying Agent reasonably available information collected and stored in the Company’s ordinary course of business regarding Holders of the Notes (solely in their capacity as such) and that is necessary for the Trustee’s and any Paying Agent’s determination of whether it has tax related obligations under FATCA and (ii) that the Trustee and any Paying Agent shall be entitled to make any withholding or deduction from payments under this Twelfth Supplemental Indenture and the Notes to the extent necessary to comply with FATCA. Nothing in the immediately preceding sentence shall be construed as obligating the Company to make any payment of additional amounts or other “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

ARTICLE X

Miscellaneous

SECTION 10.1. Execution as Supplemental Indenture.

This Twelfth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Twelfth Supplemental Indenture forms a part thereof.

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SECTION 10.2. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Twelfth Supplemental Indenture or of the Securities or the Guarantees. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

SECTION 10.3. Separability Clause.

In case any provision in this Twelfth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.4. Successors and Assigns.

All covenants and agreements in this Twelfth Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Twelfth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 10.5. Execution and Counterparts.

This Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 10.6. Governing Law.

This Twelfth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature page to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed all as of the day and year first above written.

Blackstone Holdings Finance Co. L.L.C.

By:	Blackstone Holdings I L.P., its sole member

By:	Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

Blackstone Holdings I L.P.

By:	Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

Blackstone Holdings AI L.P.

By:	Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

Blackstone Holdings II L.P.

By:	Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

[Signature Page to Twelfth Supplemental Indenture]

Blackstone Holdings III L.P.

By:	Blackstone Holdings III GP L.P., its general partner

By:	Blackstone Holdings III GP Management L.L.C., its general partner

By:	The Blackstone Group L.P., its sole member

By:	Blackstone Group Management L.L.C., its general partner

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

Blackstone Holdings IV L.P.

By:	Blackstone Holdings IV GP L.P., its general partner

By:	Blackstone Holdings IV GP Management (Delaware) L.P., its general partner

By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:	The Blackstone Group L.P., its sole member

By:	Blackstone Group Management L.L.C., its general partner

[Signature Page to Twelfth Supplemental Indenture]

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

[Signature Page to Twelfth Supplemental Indenture]

The Blackstone Group L.P.

By:	Blackstone Group Management L.L.C., its general partner

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

[Signature Page to Twelfth Supplemental Indenture]

The Bank of New York Mellon, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Twelfth Supplemental Indenture]

The Bank of New York Mellon, London Branch as Paying Agent

By:	/s/ Bret S. Derman
Name: Bret S. Derman
Title: Vice President

[Signature Page to Twelfth Supplemental Indenture]